Exhibit 99.1

Final: For Release	Company Contact:
Ronald Ristau
Chief Operating Officer
Chief Financial Officer
(212) 884-2000

Investor/Media Contact:
Integrated Corporate Relations
(203) 682-8200
Investor: Allison Malkin
Media: Liz Brady

NEW YORK & COMPANY, INC. ANNOUNCES SECOND QUARTER AND SIX MONTH 2006 RESULTS

•                  Second Quarter Net Income of $6.5 Million, or $0.11 Per Diluted Share

•                  Maintains Earnings Outlook

New York, NY — August 17, 2006 — New York & Company, Inc. [NYSE:NWY], a specialty apparel chain with 537 stores, today announced net income for the second quarter ended July 29, 2006 of $6.5 million, or $0.11 per diluted share.

Net sales for the second quarter of fiscal year 2006 increased 4.0% to $264.9 million, as compared to $254.6 million in the second quarter of fiscal year 2005. Comparable store sales for the second quarter decreased 4.0%, compared to a 0.4% increase in the prior year quarter. Net income in the second quarter of fiscal year 2006 was $6.5 million, or $0.11 per diluted share, compared to $12.3 million, or $0.21 per diluted share, in the second quarter of fiscal year 2005. Earnings per share are based on fully diluted shares outstanding of 59.9 million for the second quarter of fiscal year 2006, compared to 57.2 million for the second quarter of fiscal year 2005.

Net sales for the six month period ended July 29, 2006 increased 1.4% to $532.0 million, as compared to $524.6 million in the prior year six month period. Comparable store sales for the six month period ended July 29, 2006 decreased 6.7%, compared to a 2.3% increase in the prior year period. Net income for the six month period ended July 29, 2006 was $12.6 million, or $0.21 per diluted share, compared to $33.7 million, or $0.59 per diluted share, in the prior year period. Earnings per share are based on fully diluted shares outstanding of 59.8 million for the six month period ended July 29, 2006, compared to 56.9 million for the six month period ended July 30, 2005.

Richard P. Crystal, New York & Company’s Chairman and CEO, stated: “While our sales results missed our expectations in the second quarter, our ability to control expenses and tightly manage our inventory enabled us to reach the high end of our guidance.  During the quarter, we refocused our organization on the merchandising and operational disciplines that have made us successful in the past, and we put in place a series of initiatives aimed at improving our performance for the balance of the year and into 2007.  We will continue our diligent control of inventory and expenses while our design and merchandising teams focus on improving our product offering.”

The Company’s balance sheet included $36.9 million in cash and working capital of $53.3 million on July 29, 2006. Inventory as of July 29, 2006 was $102.5 million, as compared to $101.0 million last year.

Capital spending for the first six months of fiscal 2006 was $38.1 million, compared to $42.8 million for the first six months of fiscal year 2005.

Guidance

The Company is also updating its full year guidance and introducing guidance for the third quarter as follows:

Third Quarter

The Company currently forecasts net sales for the third quarter of fiscal year 2006 in the range of $270.0 million to $280.0 million, an increase of 6.1% to 10.1%, compared to actual net sales of $254.4 million for the third quarter of fiscal year 2005. This estimate reflects comparable store sales ranging from flat to 3.0%.  Net income is estimated to be in the range of $6.0 million to $8.3 million, compared to net income of $4.2 million in the third quarter of fiscal year 2005.   Diluted earnings per share for the third quarter of fiscal year 2006 are estimated to be in the range of $0.10 to $0.14, compared to diluted earnings per share of $0.07 for the third quarter of fiscal year 2005. The Company expects diluted shares outstanding to approximate 60.3 million shares for the third quarter of fiscal year 2006, compared to 57.7 million shares for the third quarter of fiscal year 2005.

During the third quarter of fiscal year 2006, the Company plans to open 38 new stores and remodel 15 locations. The Company expects to close three stores during the third quarter of fiscal year 2006 and anticipates having 572 stores in operation at the end of the quarter, as compared to 523 stores in operation at the end of the third quarter of fiscal year 2005. Total selling square footage at the end of the third quarter of fiscal year 2006 is expected to approximate 3.399 million square feet, compared to 3.306 million square feet at the end of the third quarter of fiscal year 2005. Exhibit (5) at the end of this release details the actual and projected store openings, closings, remodels and the related selling square footage by quarter for fiscal year 2006.

Fiscal Year 2006

For full fiscal year 2006, the Company currently estimates net sales in the range of $1,198.0 million to $1,218.0 million. This compares to the Company’s previous guidance range of $1,203.0 million to $1,222.0 million, and actual fiscal year 2005 net sales of $1,130.5 million. This estimate reflects comparable store sales ranging from negative 1.0% to negative 3.0%. Consistent with its previous guidance, the Company currently estimates full fiscal year 2006 net income in the range of $42.2 million to $49.4 million, or $0.70 to $0.82 per diluted share, as compared to actual fiscal year 2005 net income of $58.5 million, or $1.02 per diluted share. The Company expects full year diluted shares outstanding to be approximately 60.2 million for fiscal year 2006, as compared to 57.3 million diluted shares for fiscal year 2005.

For full fiscal year 2006, the Company plans to open approximately 63 new stores and remodel 34 locations. The Company expects to close 14 stores and anticipates having 568 stores in operation at the end of fiscal year 2006, as compared to 519 stores in operation at the end of fiscal year 2005. Total selling square footage at the end of fiscal year 2006 is expected to approximate 3.373 million square feet, compared to 3.254 million square feet at the end of fiscal year 2005.  Exhibit (5) at the end of this release details the actual and projected store openings, closings, remodels and the related selling square footage by quarter for fiscal year 2006.

For full fiscal year 2006, capital spending is estimated to be in the range of $84.0 million to $86.0 million, as compared to $81.1 million in fiscal year 2005. These amounts do not reflect landlord allowances of $18.6 million and $16.0 million, respectively, which are reflected as deferred rent liabilities.

Conference Call Information

A conference call to discuss second quarter of fiscal year 2006 results is scheduled for today Thursday, August 17th, 2006 at 8:00 am Eastern Time.  Investors and analysts interested in participating in the call are invited to dial (800) 289-0572 approximately ten minutes prior to the start of the call.  The conference call will also be web-cast live at www.nyandcompany.com.  A replay of this call will be available until August 24, 2006 and can be accessed by dialing (888) 203-1112 and entering pin number 4479675.

Forward-Looking Statements: This press release contains certain forward-looking statements.  Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “may,” “plan,” “project,” “predict” and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to:  (i) our ability to open and operate stores successfully; (ii) seasonal fluctuations in our business; (iii) our ability to anticipate and respond to fashion trends and launch new product lines successfully; (iv) general economic conditions, consumer confidence and spending patterns; (v) our dependence on mall traffic for our sales; (vi) the susceptibility of our business to extreme and/or unseasonable weather conditions; (vii) our ability to retain and recruit key personnel; (viii) our reliance on third parties to manage some aspects of our business; (ix) changes in the cost of raw materials, distribution services or labor; (x) our reliance on foreign sources of production; (xi) the potential impact of natural disasters and health concerns relating to outbreaks of widespread diseases, particularly on manufacturing operations of our vendors; (xii) the ability of our manufacturers to manufacture and deliver products in a timely manner while meeting our quality standards; (xiii) our ability to successfully integrate acquired businesses into our existing business; (xiv) our reliance on manufacturers to maintain ethical business practices; (xv) our ability to protect our trademarks and other intellectual property rights; (xvi) our ability to maintain and our reliance on our information systems infrastructure; (xvii) our dependence on the success of our brand; (xviii) competition in our market, including promotional and pricing competition; (xix) our reliance on the effective use of customer information; (xx) the effects of government regulation; (xxi) the control of our company by our sponsors; and (xxii) other risks and uncertainties as described in our documents filed with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

About New York & Company, Inc.

New York & Company, Inc., founded in 1918, is a leading specialty retailer of fashion-oriented, moderately-priced women’s apparel. The Company’s proprietary branded New York & Company ™ merchandise is sold exclusively through its national network of retail stores. The Company currently operates 537 retail stores in 45 states. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website: www.nyandcompany.com.

Exhibit (1)

New York & Company, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three months	%	Three months	%
	ended	of	ended	of
	July 29,	net	July 30,	net
(Amounts in thousands, except per share amounts)	2006	sales	2005	sales
Net sales	$264,858	100.0%	$254,581	100.0%

Costs of goods sold, buying and occupancy costs	189,277	71.5%	172,563	67.8%

Gross profit	75,581	28.5%	82,018	32.2%

Selling, general and administrative expenses	64,200	24.2%	60,278	23.7%

Operating income	11,381	4.3%	21,740	8.5%

Interest expense, net of interest income	477	0.2%	1,301	0.5%

Income before income taxes	10,904	4.1%	20,439	8.0%

Provision for income taxes	4,405	1.6%	8,189	3.2%

Net income	$6,499	2.5%	$12,250	4.8%

Basic earnings per share	$0.12		$0.23
Diluted earnings per share	$0.11		$0.21

Weighted average shares outstanding:
Basic shares of common stock	55,656		53,654
Diluted shares of common stock	59,852		57,197

Selected operating data :
(Dollars in thousands, except square foot data)
Comparable store sales (decrease) increase	(4.0)%		0.4%
Total net sales growth	4.0%		4.9%
Net sales per average selling square foot (a)	$81		$79
Net sales per average store (b)	$496		$515
Total selling square footage	3,280,075		3,237,471
Average selling square footage per store (c)	6,108		6,398

(a)             Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.

(b)            Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.

(c)             Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (2)

New York & Company, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Six months	%	Six months	%
	ended	of	ended	of
	July 29,	net	July 30,	net
(Amounts in thousands, except per share amounts)	2006	sales	2005	sales
Net sales	$531,995	100.0%	$524,556	100.0%

Costs of goods sold, buying and occupancy costs	377,311	70.9%	344,228	65.6%

Gross profit	154,684	29.1%	180,328	34.4%

Selling, general and administrative expenses	132,684	25.0%	121,204	23.1%

Operating income	22,000	4.1%	59,124	11.3%

Interest expense, net of interest income	967	0.2%	2,710	0.5%

Income before income taxes	21,033	3.9%	56,414	10.8%

Provision for income taxes	8,477	1.5%	22,684	4.4%

Net income	$12,556	2.4%	$33,730	6.4%

Basic earnings per share	$0.23		$0.63
Diluted earnings per share	$0.21		$0.59

Weighted average shares outstanding:
Basic shares of common stock	55,441		53,497
Diluted shares of common stock	59,798		56,935

Selected operating data :
(Dollars in thousands, except square foot data)
Comparable store sales (decrease) increase	(6.7)%		2.3%
Total net sales growth	1.4%		6.0%
Net sales per average selling square foot (a)	$163		$163
Net sales per average store (b)	$1,008		$1,068
Total selling square footage	3,280,075		3,237,471
Average selling square footage per store (c)	6,108		6,398

(a)             Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.

(b)            Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.

(c)             Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (3)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	July 29,	January 28,	July 30,
(Amounts in thousands)	2006	2006	2005
	(Unaudited)	(Audited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$36,888	$57,436	$57,239
Inventories, net	102,526	109,656	100,977
Other current assets	42,205	35,866	40,501
Total current assets	181,619	202,958	198,717

Property and equipment, net	181,949	159,388	135,351
Goodwill and intangible assets	43,141	41,702	40,857
Other assets	1,949	2,227	3,282
Total assets	$408,658	$406,275	$378,207
Liabilities and stockholders’ equity
Current liabilities:
Current portion — long-term debt	$6,000	$6,000	$—
Accounts payable	68,944	90,980	66,572
Accrued expenses	49,770	55,261	52,285
Other current liabilities	3,593	3,016	1,636
Total current liabilities	128,307	155,257	120,493

Long-term debt, net of current	28,500	31,500	75,000
Deferred rent and other liabilities	52,810	40,468	33,387
Total liabilities	209,617	227,225	228,880

Total stockholders’ equity	199,041	179,050	149,327
Total liabilities and stockholders’ equity	$408,658	$406,275	$378,207

Exhibit (4)

New York & Company, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

(Amounts in thousands)	Six months ended July 29, 2006	Six months ended July 30, 2005

Operating activities
Net income	$12,556	$33,730
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,651	11,041
Amortization of deferred financing costs	138	578
Share-based compensation	790	486
Deferred income taxes	(1,330)	(3,833)
Changes in operating assets and liabilities:
Accounts receivable	(8,400)	(6,497)
Inventories, net	7,130	(3,811)
Prepaid expenses	186	(602)
Accounts payable	(22,036)	(9,487)
Accrued expenses	(5,140)	423
Income taxes payable	587	—
Other assets and liabilities	11,789	11,616
Net cash provided by operating activities	11,921	33,644

Investing activities
Acquisition of Jasmine Company, Inc., net of cash acquired	—	(21,246)
Capital expenditures	(38,057)	(42,772)
Net cash used in investing activities	(38,057)	(64,018)

Financing activities
Proceeds from public offering	2,294	—
Payment of public offering costs	(439)	—
Repayment of debt	(3,000)	(1,327)
Tax benefit from exercise of stock options	5,893	3,558
Proceeds from exercise of stock options	840	221
Net cash provided by financing activities	5,588	2,452

Net decrease in cash and cash equivalents	(20,548)	(27,922)

Cash and cash equivalents at beginning of period	57,436	85,161
Cash and cash equivalents at end of period	$36,888	$57,239

Exhibit (5)

New York & Company, Inc. and Subsidiaries
Store Count and Selling Square Footage

Fiscal Year 2006	Total stores open at beginning of the quarter	Number of stores opened during the quarter	Number of stores remodeled during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter
1st Quarter (Actual)	519	14	5	(3)	530
2nd Quarter (Actual)	530	10	14	(3)	537
3rd Quarter (Projected)	537	38	15	(3)	572
4th Quarter (Projected)	572	1	—	(5)	568

Fiscal Year 2006	Total selling square feet at beginning of the quarter	Selling square feet for stores opened during the quarter	Reduction of selling square feet for stores remodeled during the quarter	Reduction of selling square feet for stores closed during the quarter	Total selling square feet at end of the quarter
1st Quarter (Actual)	3,254,465	64,312	(18,297)	(18,147)	3,282,333
2nd Quarter (Actual)	3,282,333	43,317	(28,166)	(17,409)	3,280,075
3rd Quarter (Projected)	3,280,075	168,877	(27,135)	(23,085)	3,398,732
4th Quarter (Projected)	3,398,732	4,745	—	(30,063)	3,373,414